                                February 26, 2000




Paul Hart
6 Walt Whitman Trail
Morristown, NJ 07960

Dear Paul:

     I am pleased to offer to you the position of Chief Executive Officer of a subsidiary (the "Company") of Telecom Wireless Corporation ("TWC") to be formed for the purpose of acquiring the stock or assets of Internet service providers and competitive local exchange carriers and related businesses. If you become employed by TWC or by different subsidiary of the Company, the term "Company" shall refer to that entity. The terms of your employment will be as follows:

     1. SERVICES. Your duties and responsibilities will be as assigned to you from time-to-time by the board of directors of the Company or TWC or a member of senior management of TWC. You agree to provide these services to the best of your ability in a prompt, efficient and professional manner. Unless otherwise agreed in writing by the board of directors of TWC, you agree to devote your full time, attention and energies to the business of the Company.

     2. BASE SALARY AND BONUSES. Your annual base salary shall be $215,000, subject to normal and customary deductions and withholdings, payable in installments according to the Company's regular payroll schedule. Your job performance will be evaluated by the Company's board of directors and reviewed with you annually at about the end of each year and merit raises and/or bonuses may be awarded in the sole discretion of the compensation committee of the board of directors of TWC (the "Compensation Committee").

     3. HIRE DATE. Your hire date shall be 2/26, 2000.

     4. STOCK OPTIONS AND STOCK BONUS. Subject to applicable legal requirements and the terms of TWC's 1999 Stock Option and Restricted Stock Plan, TWC agrees to grant to you non-qualified options for the purchase of 750,000 shares of TWC's common stock, par value $.001 per share, which will vest and become exercisable in equal installments on each of the first three annual anniversary dates of your hire date by the Company. Additionally, upon commencement of your employment, TWC agrees to grant to you 20,000 shares of its common stock

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as a signing bonus. Unless registered, the shares of common stock issuable upon exercise of the options and the bonus shares will be restricted under federal and applicable state securities laws and subject to substantial restrictions on transfer. You represent and warrant to TWC that you are a bona fide resident of the state of New Jersey and that you are an accredited investor as that term is defined in Rule 215 under the Securities Act of 1933 as indicated in Exhibit A attached hereto and by this reference made a part hereof. TWC agrees to use reasonable efforts to register the bonus shares and the shares underlying your stock options for public sale on Form S-8 at the earliest practicable time.

     5. PERFORMANCE BONUS. You shall also be entitled to receive bonuses based on performance upon such terms and in such amounts as shall be defined and determined by the Compensation Committee based upon the net increase in revenues, profitability and cash flow of businesses acquired by the Company and approved by the mergers and acquisitions committee appointed by the board of directors of TWC. Subject to satisfaction of the performance criteria, your performance bonus shall not be less than the average bonus to which senior management of the Company or TWC is currently entitled.

     6. EMPLOYMENT AT WILL. Your employment by the Company pursuant to this letter or otherwise is "at will" and is for no specific period of time. Accordingly, either you or the Company may terminate your employment by the Company for any reason and at any time on not less than ten days' written notice. Upon termination of your employment by either of us, the Company may immediately relieve you of all duties. In the event, however, your employment should be terminated by the Company without cause at any time prior to the third anniversary of your hire date, you shall be entitled to receive severance compensation based on your base salary as of the termination date, but not to exceed your base salary as of the termination date for the remainder of the three-year period following your hire date, as follows:


                                                        Number of Months
                     Period                          Severance Compensation
                     ------                          ----------------------
         Hire Date through First Anniversary Date          24 months
         Thereafter through Second Anniversary Date        18 months
         Thereafter through Third Anniversary Date         12 months

Termination "for cause" shall mean, but not be limited to, termination by the Company of your employment by reason of (i) your gross negligence, dishonesty or fraud with respect to the Company or others; (ii) your conviction for violation of any laws other than misdemeanors such as minor traffic violations which do not reflect upon your honesty, integrity or job performance; (iii) your breach of

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any duty, neglect of any duty or failure to perform the services required of you as provided herein; or (iv) your breach of any material provision of this Agreement. The Company shall be deemed to have terminated your employment without cause in the event of: (a) your transfer or relocation to an office located elsewhere than Manhattan, New York City, New York; (b) the Company requiring that you report to a person other than one or more members of senior management of TWC; (c) a substantial diminution of your responsibilities without cause; or (d) a reduction in your base salary, but only if you promptly give the Company and TWC notice of the action deemed to be a termination of your employment without cause and not less than 30 days in which to cure, and you terminate your employment by the Company not less than five business days after expiration of the cure period due solely to the Company's failure to cure.

     7. VACATION. Following the first six months of employment, you shall be entitled to twenty (20) paid vacation days each year. Vacation time must be used during the calendar year in which it accrues. Any accrued vacation time existing upon termination of your employment shall be paid based upon your then salary.

     8. BENEFITS. While you are employed by the Company, you shall be entitled to participate in any plans and benefits generally available to employees of the Company. Subject to the terms of the Company's medical and dental plans, including any waiting period for pre-existing conditions, the Company will pay all or a portion of the premiums for you and your family members for medical and dental insurance. In the event your family members are not eligible to be included in the Company's medical and dental plans at your hire date due to the terms of such plans, the Company shall reimburse you for COBRA medical insurance premiums paid by you until such time as your family members become eligible to participate in such plans.

     9. EMPLOYEE MANUAL AND COMPANY POLICIES. You agree to observe and abide by all provisions of the Company's employee manual when prepared and as thereafter amended and all Company policies including the prohibition against trading in the Company's common stock, or options or other rights to acquire that stock, while in the possession of material non-public information relating to the Company or other entities, and the prohibition against tipping others about any such material non-public information.

     10. CONFIDENTIALITY AGREEMENT. You agree, both during and after your employment by the Company, not to reveal confidential or proprietary information or trade secrets ("Confidential Information") owned, used by or in the possession of the Company or any subsidiary or affiliate of the Company, to any individual or entity. Should you reveal or threaten to reveal Confidential Information, you agree that the Company shall be entitled, without notice to you, to an injunction restraining you from disclosing Confidential Information or from rendering services to any entity to which Confidential Information has been or is threatened to be disclosed. This right to an

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injunction shall not be the exclusive remedy of the Company which may also seek other remedies including damages.

     11. ARBITRATION. Except as specifically provided herein to the contrary, in the event of any differences, claims or disputed matters relating to or arising from your employment by the Company, we agree to submit such matters to arbitration by the American Arbitration Association or its successor in Denver, Colorado. Either party can invoke arbitration upon ten days' notice to the other party. The determination of the arbitrator shall be final and absolute. The arbitrator shall be governed by the duly promulgated rules and regulations of the American Arbitration Association or its successor, and the pertinent provisions of the internal laws of the State of Colorado, relating to arbitration. The decision of the arbitrator may be entered in a judgment in any court of the State of Colorado or elsewhere. The arbitrator shall have no power to award exemplary or punitive damages.

     5. MISCELLANEOUS. (i) This Agreement sets forth our mutual understanding, supersedes all prior written or oral understandings and agreements and may be modified only by a writing signed by both of us; (ii) Employee shall not have the right to assign all or any portion of his rights, duties or obligations under this Agreement to any other person. Subject to the foregoing, all terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, assigns, legal representatives, heirs and estates of the parties hereto; (iii) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado; (iv) The failure of either of us to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of such or any other term, covenant or condition; and (v) All notices required hereunder shall be deemed to have been given when in writing upon the earlier of personal delivery or three days following deposit in the United States mails by certified or registered mail, postage prepaid, to the party at the addresses set forth above. Either party hereto, by notice duly given, may change the address for the giving of notice.

                                    Sincerely,

                                    /s/ Calvin D. Smiley
                                    ------------------------------------------
                                    Calvin D. Smiley, CEO and President


     Accepted and agreed to this 26th day of February, 2000.

February  26,  2000
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                                    /s/ Paul Hart
                                    --------------------------------------------
                                    Print  Name:  Paul  Hart